Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Alon USA Partners GP, LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

October 4, 2012